Exhibit 10.3

ADDENDUM TO LINE OF CREDIT NOTE

Formula-Based Credit

Borrower: RAND CAPITAL CORPORATION

Initial Face Amount* of Note: $25,000,000.00

*(This information is for cross-reference purposes only. Any calculation of availability under the Note shall be determined based on the Maximum Principal Amount, subject to other terms and conditions as described in the Note and this Addendum, as any of the same may be amended from time to time.)

Date of Note: June 27, 2022.

This Addendum, as may be amended from time to time, is a part of and shall be incorporated into the certain promissory note referenced above, executed and delivered by Borrower to M&T Bank (the “Bank”) on or about the date indicated above, and any replacements, amendments, modifications and extensions thereof (collectively, the “Note”). Each capitalized term used herein shall have the meaning specified in the Note or the Credit Agreement, except as otherwise defined herein.

This Addendum shall set forth certain additional terms and conditions with respect to the Credit and the making of Loans under the Note. To the extent that the terms of this Addendum shall differ from the terms of the Note, the terms of this Addendum shall control.

1.	Loans.

From time to time, Borrower may make a Request for a Loan so long as the sum of the Outstanding Principal Amount and the requested Loan amount does not exceed the Borrowing Capacity (defined below), as computed by the Bank at the time of the Request.

The Bank may, in its sole and absolute discretion, make a Loan to Borrower even though the Borrowing Capacity would be exceeded by the making of such Loan, and any such Loan shall still be included in the computation of the Outstanding Principal Amount. Without limiting Borrower’s obligation to pay the Outstanding Principal Amount, plus interest, costs, reasonable attorney’s fees and Expenses, as set forth in the Note, whenever the Outstanding Principal Amount exceeds the Borrowing Capacity (such excess, an “Overadvance”), Borrower shall, within 30 days of delivery of the Borrowing Base Certificate showing such Overadvance, pay to the Bank an amount equal to such excess, provided however that, notwithstanding the foregoing, Borrower shall immediately be required to pay such Overadvance if any other Event of Default has occurred and is continuing.

2.	Borrowing Capacity.

“Borrowing Capacity” shall be, at any point in time of computation, the lesser of (i) the Maximum Principal Amount, or (ii) the aggregate sum of the amounts calculated according to the respective formulas described in categories (A), (B), (C) and (D) below minus (E) ((the sum of (A), (B), (C) and (D)) minus (E) shall be referred to herein as “Borrowing Base Availability”):

(A)	75% of the Publicly Traded Securities Borrowing Base (defined below) (excluding shares of ACV Auctions Inc.); plus

(B)	the least of (i) 75% of the Fair Market Value of the shares of ACV Auctions, Inc., (ii) $6,250,000 and (iii) 25% of Borrowing Base Availability at any date of determination; plus

(C)	50% of the Private Debt Borrowing Base (defined below); plus

(D)	the lesser of (i) 50% of the Unsecured Private Debt Borrowing Base and (ii) $1,250,000; minus

(E)	such reserves as the Bank may establish from time to time in its sole discretion.

“Publicly Traded Securities Borrowing Base” means, at the time of determination, the aggregate sum of the Fair Market Value of the Eligible Publicly Traded Securities (as defined below) (excluding the shares of ACV Auctions Inc.).

“Private Debt Borrowing Base” means, at the time of determination, the aggregate sum of the Fair Market Value of Eligible Private Debt (as defined below).

“Unsecured Private Debt Borrowing Base” means, at the time of determination, the aggregate sum of the Fair Market Value of Eligible Unsecured Private Debt (as defined below).

The percentages applicable to the Publicly Traded Securities Borrowing Base, the Private Debt Borrowing Base and the Unsecured Private Debt Borrowing Base and the calculation of the Publicly Traded Securities Borrowing Base, the Private Debt Borrowing Base and the Unsecured Private Debt Borrowing Base, as they relate to the calculation of the Borrowing Capacity, are subject to the Bank’s continuing review and right of modification and/or restriction at any time, for any reason, in the Bank’s sole discretion, without prior notice to Borrower and without effect on Borrower’s obligations under the Note.

3.	Reports.

The Borrower shall deliver to the Bank, at the frequency required in accordance with the Credit Agreement, the financial reports required thereunder.

4.	Fair Market Value.

For the purposes hereof, “Fair Market Value” shall be the fair market value of Eligible Publicly Traded Securities, Eligible Private Debt and Eligible Unsecured Private Debt as set forth in the most recent 10-K or 10-Q filed by the Borrower with the Securities and Exchange Commission.

5.	Eligible Publicly Traded Securities.

“Eligible Publicly Traded Securities” means any equity security registered or having unlisted trading privileges on a national securities exchange or any over the counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (each such equity security, a “Publicly Traded Security”); provided that if the Fair Market Value of the shares of an Eligible Publicly Traded Security exceed $5,000,000, such shares shall be deemed to have a fair market value of $5,000,000 for purposes of determining the Eligible Publicly Traded Securities.

6.	Eligible Private Debt/Eligible Unsecured Private Debt.

“Eligible Private Debt” means any loan by the Borrower to a Person (not an individual) (“Private Debt”) which, at the time of any evaluation thereof:

(a)	is secured by all or substantially all of the non-realty assets of the applicable borrower(s) and the Borrower or the Borrower’s agent has a perfected lien over such assets although such lien may be subordinated to the lien of other Persons;

(b)	is evidenced by a note and loan documents which is valid and binding on the applicable borrower(s) and duly authorized, executed and delivered by the applicable borrower(s);

(c)	is not contractually past due or otherwise in default;

(d)	the outstanding principal amount does not exceed $5,000,000; provided that, to the extent the outstanding principal amount exceeds $5,000,000, only such excess shall be ineligible for the purposes hereof;

(e)	has not been pledged, sold or assigned to any other Person; or

(f)	the Bank has not deemed to be ineligible, in accordance with the Bank’s criteria, applied in the Bank’s reasonable discretion.

“Eligible Unsecured Private Debt” means any Private Debt that satisfies all of the criteria of Eligible Private Debt except clause (a).

7.	Notice of Ineligibility.

Borrower shall, promptly upon acquiring knowledge or reason to know of any event or condition that caused or will or might cause any Private Debt to cease to be “Eligible Private Debt”, or that adversely affects or will or might adversely affect the value of such Publicly Traded Security or Private Debt as security for the repayment of the Loans, or any of the Bank’s rights and remedies relating to such Publicly Traded Security or Private Debt, deliver notice of such event or condition to the Bank.

(Signature Page Follows)

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IN WITNESS WHEREOF, Borrower has executed and delivered this Addendum as an instrument under seal (in jurisdictions where applicable).

RAND CAPITAL CORPORATION

By:	/s/ Daniel P. Penberthy
Name:	Daniel P. Penberthy
Title:	President and Chief Executive Officer

(Signature Page to Addendum to Line of Credit Note)